                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of August 24, 2000, by and between: DIGITAL RIVER, INC., a Delaware corporation ("Buyer"), and NETSALES, INC., a Delaware corporation (the "Seller"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Seller desires to transfer and sell, and Buyer desires to acquire, certain assets of Seller on the terms further set forth herein (referred to herein as the "Acquisition").

     B. In connection with the transactions contemplated by this Agreement, Buyer is entering into a noncompetition agreement with Seller and Seller's Chief Executive Officer, Robert E. Fraser (the "Noncompetition Agreement"), in the form attached hereto as Exhibit C.

     C. This Agreement and the transactions contemplated hereby have been approved by the Board of Directors of Buyer and Seller.

                                    AGREEMENT

     The parties to this Agreement agree as follows:

SECTION 1.        DESCRIPTION OF TRANSACTION

     1.1 ASSETS TO BE TRANSFERRED. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) Seller does hereby sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase and accept all of the following (collectively referred to herein as the "Customer Assets"):

          (a) all contracts, contractual rights, purchase orders and sales orders of Seller relating to Seller's software publisher and software channel clients , subject to the Assumed Liabilities (collectively, the "Seller Contracts"), including, without limitation, Seller Contracts listed on Exhibit B hereto;

          (b) all records, files, invoices, customer lists, accounting records and business records relating exclusively to Seller's software publisher and software channel clients, but not including the cyberstore-related clients;

          (c) cash in the amount of $10,000; and

          (d) Seller's rights to the balance, as of the Closing, in each of Seller's client escrow reserves referred to in Section 2.12 hereof.

     1.2 EXCLUDED ASSETS. Seller shall not sell, transfer, assign, convey or deliver to Buyer, and Buyer will not purchase or accept any assets of Seller other than the Customer Assets.



                                       1.

     1.3 LIABILITIES TO BE ASSUMED. Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer does hereby assume and agree to perform and discharge only those specific debts, liabilities and obligations of Seller arising from and after the Closing Date under and pursuant to Seller Contracts and will honor all returns within the terms of the Seller Contracts for software sold prior to Closing (collectively, the "Assumed Liabilities"); PROVIDED HOWEVER, that Buyer shall not assume any obligation to deliver products or services with respect to which any payment has been made prior to the Closing Date. Except to the extent specifically set forth in this Section 1.3, Buyer is not assuming any other liabilities, obligations or contracts of Seller and all such debts, liabilities, obligations and contracts shall be and remain the responsibility of Seller.

     1.4 PURCHASE PRICE. As consideration for the sale of the Customer Assets to
Buyer:

          (a) at the Closing, Buyer shall issue and pay to Seller 900,000 shares of common stock of Buyer (the "Initial Shares");

          (b) at the Closing, Buyer shall deposit 100,000 shares of common stock of Buyer (the "Indemnification Escrow Shares") in an escrow account (the "Escrow Account") to be established as of the Closing Date (as defined below) pursuant to the provisions of an escrow agreement in the form attached hereto as Exhibit D (the "Escrow Agreement") to be held to satisfy Seller's indemnification obligations as set forth in Section 7 of this Agreement; and

          (c) at the Closing, Buyer shall issue to Seller 350,000 shares of common stock of Buyer which may be earned in the earn-out described in Section
1.6 below (the "Earn-out Shares" and, together with the Initial Shares and the Indemnification Escrow Shares, the "Shares"), PROVIDED HOWEVER, that such shares shall be held in escrow (the "Earn-out Escrow") by the Secretary of Buyer and shall be subject to the further provisions of Section 1.6. Not later than thirty
(30) business days after the six month anniversary of the date hereof (the "Six Month Anniversary"), but subject to Section 1.6, any Earn-out Shares that are not delivered to Seller pursuant to Section 1.6 shall be forfeited and returned to Buyer without consideration. Seller hereby instructs the Secretary of Buyer to take all necessary acts to cause such forfeiture to Buyer in such event, and agrees to deliver at the Closing such stock powers or assignments separate from certificate as may be necessary to facilitate such forfeiture in such event.

     1.5 CLOSING.

          (a) The closing of the sale of the Customer Assets to Buyer (the "Closing") shall take place at the offices of Cooley Godward LLP in San Francisco, California, at 10:00 a.m. on the date hereof (the "Closing Date").

          (b) At the Closing:

               (i) Seller shall execute and deliver to Buyer such endorsements, assignments and other documents and records as may (in the reasonable judgment of Buyer or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to Buyer good, valid and marketable title to the Customer Assets free of any Encumbrances (other than the Assumed Liabilities);


                                       2.

               (ii) Buyer shall issue and deliver the Initial Shares to Seller;

               (iii) Buyer shall issue and deposit the Indemnification Escrow Shares into the Escrow Account;

               (iv) Buyer shall issue and deliver the Earn-out Shares to the Secretary of Buyer; and

               (v) Buyer shall have received an opinion of Bryan Cave LLP, dated the Closing Date, in the form reasonably acceptable to Buyer.

     1.6 EARN-OUT. Seller shall receive that portion of the Earn-out Shares based on the percentage of Seller Revenue represented by the Clients of Seller that Convert (as defined below) to Buyer as follows.

          (a) For purposes of this Agreement, a Client of Seller is deemed to "Convert" if the Revenues of Buyer for such Client for the month of February 2001 are at least sixty percent (60%) of Seller's Revenues associated with such Client for the month of July 2000.

          (b) Within fifteen (15) business days after the Six Month Anniversary, Buyer shall provide to Seller a statement (the "Earn-out Statement") providing:
(i) the identity of those of Seller's Clients who have Converted, (ii) a calculation of the total weighted percentage of Seller's Revenue (from Exhibit
B) represented by the Top 50 Clients (as identified on Exhibit B) that Convert,
(iii) a calculation of the total weighted percentage of Seller's Revenue (from Exhibit B) represented by the Number 51-100 Clients (as identified on Exhibit B) that Convert and (iv) a calculation of Revenue of Buyer for the month of February 2001 from all other Clients other than the Top 50 Clients or Number 51-100 Clients (the "Remaining Clients").

          (c) The Number of Earn-out Shares to be released, based on the Earn-out Statement provided above, shall be determined as follows:

               (i) for the Top 50 Clients (as identified on Exhibit B), Seller may receive up to 280,000 of the Earn-out Shares as follows:

                  (1) if the weighted percentage for the Top 50 Clients that Convert is equal to 100%, Seller shall receive 280,000 Earn-out Shares;

                  (2) if the weighted percentage for the Top 50 Clients that Convert is less than or equal to 75%, Seller shall receive no Earn-out Shares;

                  (3) to the extent the weighted percentage for the Top 50 Clients that Convert is greater than 75% but less than or equal to 100%, Seller shall receive 11,200 Earn-out Shares for each percentage point that the weighted percentage exceeds 75% (rounded to the nearest whole percentage point with .5 rounded up);

               (ii) for the Number 51-100 Clients (as identified on Exhibit B), Seller may receive up to an additional 35,000 Earn-out Shares as follows:

                                       3.

                  (1) if the weighted percentage for the Number 51-100 Clients that Convert is greater than or equal to 85%, Seller shall receive 35,000 Earn-out Shares;

                  (2) if the weighted percentage for the Number 51-100 Clients that Convert is less than or equal to 60%, Seller shall receive no Earn-out Shares;

                  (3) to the extent the weighted percentage for the Number 51-100 Clients that Convert is greater than 60% but less than or equal to 85%, Seller shall receive 1,400 Earn-out Shares for each percentage point the weighted percentage is greater than 60% (rounded to the nearest whole percentage point with .5 rounded up);

               (iii) For the Remaining Clients (as listed on Exhibit B), Seller may receive up to an additional 35,000 Earn-out Shares as follows:

                  (1) If the total Revenues for February 2001 from the Remaining Clients is greater than or equal to $15,750, Seller shall receive 35,000 Earn-out Shares;

                  (2) If the total Revenues for February 2001 from the Remaining Clients is less than $10,500, Seller shall receive no Earn-out Shares;

                  (3) If the total Revenues for February 2001 from the Remaining Clients is greater than $10,500 but less than or equal to $15,570, Seller shall receive 1,400 Earn-out Shares for each whole increment of $210 in Revenues.

          (d) For a period of sixty (60) days after its receipt of the Earn-out Statement, Seller shall have the right to audit Buyer's books and records relating to the Converted Clients and the number of Earn-out Shares to be released. If there is a dispute between Buyer and Seller concerning the number of Earn-out Shares to release, the Buyer's Secretary shall release from the Earn-out Escrow the number of Earn-out Shares not in dispute. Any shares in dispute shall not be released from the Earn-out Escrow until any such dispute is resolved.

          (e) Buyer and Seller shall use reasonable commercial efforts to cause all Clients to Convert.

     1.7 POST CLOSING ADJUSTMENT FOR RETURNS. Within ninety (90) days following Closing, Buyer shall provide Seller a statement of its Revenues associated with returns for software sold prior to Closing. To the extent the Revenues associated with returns for software sold prior to Closing made within 90 days following Closing and made in accordance with the Seller's Contracts is greater than $25,000, Seller shall pay to Buyer in cash the amount above $25,000. To the extent the Revenues associated with returns for software sold prior to Closing is less than $5,000, Buyer shall pay to Seller in cash the amount below $5,000. Any amounts due pursuant to this Section 1.7 shall be paid within ten (10) days of receipt of the statement of net revenue.



                                       4.
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     1.8 RESALE SHELF; AGREEMENT NOT TO SELL.

          (a) Within sixty (60) days following the Closing, Buyer shall prepare and file with the SEC a registration statement on Form S-3 under the Securities Act with respect to the registration of the Shares (the "Registration Statement"). Buyer shall, and shall cause its accountants and lawyers to, cause the Registration Statement to be declared effective as promptly as practicable after filing with the SEC, and the Registration Statement shall be kept effective continuously for a period of one year following the Closing. Buyer shall pay all expenses in connection with the preparation and filing of the Registration Statement.

          (b) Notwithstanding the foregoing, Buyer's obligation to file or maintain the effectiveness of such Registration Statement shall be suspended for one or more periods (not to exceed 90 days in the aggregate) if Buyer furnishes to Seller a certificate signed by the Chief Executive Officer of Buyer stating that in the good faith judgment of Buyer it would be materially harmful to Buyer for such Registration Statement to be filed or maintained effective at such time; PROVIDED, HOWEVER, that if such Registration Statement shall have already been declared effective, then Buyer shall maintain the effectiveness of such Registration Statement for an additional period equal to the number of days during which the effectiveness was suspended.

          (c) Seller agrees that it shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale (any of the foregoing, a "Sale"), any of the Shares until the date that is ninety (90) days after the Closing. From and after the date that is ninety (90) days after the Closing until the date that is two hundred seventy (270) days after the Closing, Seller agrees that it shall not engage in the Sale of more than five hundred thousand (500,000) of the Shares. From and after the date that is two hundred seventy (270) days after the Closing, Seller may sell any or all of the Shares, subject to the restrictions of the effectiveness of the Registration Statement set forth in Section 1.8(b) above.

          (d) Seller shall have no rights to effect an underwritten public offering in connection with the rights provided by this Section 1.8.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the Disclosure Schedule delivered to Buyer with respect to specifically identified subsections of this Section 2, Seller represents and warrants, to and for the benefit of the Indemnitees, as follows:

     2.1 DUE ORGANIZATION; GOOD STANDING; NO SUBSIDIARIES. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used.


                                       5.

     2.2 ABSENCE OF CHANGES. Since June 30, 2000 (the "Balance Sheet Date"):

          (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations, financial performance or prospects of the business of Seller associated with the Customer Assets;

          (b) with respect to the Customer Assets, Seller has not (i) entered into or permitted any of the Customer Assets to become bound by any Contract that is or would constitute a Post April Seller Contract (as defined in Section 2.4(b)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

          (c) Seller has not made any pledge of any of the Customer Assets or otherwise permitted any of Customer Assets to become subject to any Encumbrance;

          (d) Seller has not entered into any agreement relating to the acquisition, sale or license of any of the Customer Assets; or

          (e) Seller has not changed any of its methods of accounting or accounting practices in any respect relating to the Customer Assets.

     2.3 TITLE TO ASSETS. Seller owns, and has good, valid and marketable title to, all the Customer Assets.

     2.4 CONTRACTS.

          (a) Part 2.4 of the Disclosure Schedule identifies:

               (i) each Seller Contract relating to the creation of any Encumbrance;

               (ii) each Seller Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

               (iii) any other material Seller Contract that was entered into outside the ordinary course of business or was inconsistent with Seller's past practices; and

               (iv) any other Seller Contract that has a term of more than 90 days and that may not be terminated by Seller (without penalty) within 91 days after the delivery of a termination notice by Seller.

          (b) Seller has delivered to Buyer accurate and complete copies of all Seller Contracts with Clients who have produced Revenue since April 1, 2000 (collectively, the "Post April Seller Contracts"), and there are no agreements binding on Seller with respect to the Client parties to Seller Contracts other than Seller Contracts. Each Post April Seller Contract is valid and in full force and effect and, to the Knowledge of Seller, is enforceable by Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Other than normal percentage of sales payments


                                       6.

to software publisher Clients, there are no obligations binding on Seller to pay money in excess of $10,000 to either customers or Clients.

          (c) Except as set forth in Part 2.4 of the Disclosure Schedule:

               (i) Seller has not violated or breached, or committed any default under, any Seller Contract, and, to the Knowledge of Seller, no other Person has violated or breached, or committed any default under, any Seller Contract;

               (ii) to the best of the Knowledge of Seller, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Seller Contract, (B) give any Person the right to declare a default or exercise any remedy under any Seller Contract, (C) give any Person the right to accelerate the maturity or performance of any Seller Contract, or (D) give any Person the right to cancel, terminate or modify any Seller Contract, in each case which individually or in the aggregate would have a Material Adverse Effect on the Customer Assets; and

               (iii) Seller has not waived any of its material rights under any Post April Seller Contract.

     2.5 COMPLIANCE WITH LEGAL REQUIREMENTS. With respect to the Customer Assets, Seller is, and has at all times since December 31, 1998 been, in material compliance with all applicable Legal Requirements.

     2.6 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.6 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1998 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of Seller; (b) no Related Party is, or has at any time since December 31, 1998 been, indebted to Seller; (c) since December 31, 1998, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving Seller; (d) no Related Party is competing, or has at any time since December 31, 1998 competed, directly or indirectly, with Seller; and (e) no Related Party has any claim or right against Seller (other than rights to receive compensation for services performed as an employee of Seller).

     2.7 LEGAL PROCEEDINGS; ORDERS.

          (a) There is no pending Legal Proceeding, and (to the best of the Knowledge of Seller) no Person has threatened to commence any Legal Proceeding:
(i) that involves any of the Customer Assets; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Acquisition or any of the other transactions contemplated by this Agreement. To the best of the Knowledge of Seller, no event has occurred, and no claim, dispute or other circumstance exists that could reasonably be expected to serve as a basis for the commencement of any such Legal Proceeding.

          (b) No Legal Proceeding related to the Customer Assets has ever been commenced by or has ever been pending against Seller.



                                       7.

     2.8 CUSTOMERS. The Revenues from Clients listed on Exhibit B are accurate in all material respects. Seller has no knowledge that any of the Clients as listed on Part 2.8 of the Disclosure Schedule has reduced materially or terminated, or intends to reduce materially or to terminate, the amount of its business with Seller.

     2.9 BROKERS AND FINDERS. None of Seller or any of its officers, directors, employees or agents nor any of its stockholders has had dealings with any broker or finder in such a way as to incur, or has otherwise incurred, any liability for which Seller may ever be in any way responsible with respect to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     2.10 AUTHORITY; BINDING NATURE OF AGREEMENT. Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action on the part of Seller, as applicable. Each of this Agreement, the Escrow Agreement and the Noncompetition Agreement (collectively, the "Agreements") constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.11 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of the Agreements or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of Seller's certificate of incorporation or bylaws, or (ii) any resolution adopted by Seller's board of directors or any committee of Seller's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Seller, or any of the assets owned or used by Seller, is subject;

          (c) contravene or result in a violation of, or give any Governmental Body the right to revoke, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to Seller's business;

          (d) contravene or result in a violation or breach of, or result in a default under, any provision of any Contract of Seller, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract,
(ii) accelerate the maturity or performance of any such Contract, or (iii) cancel, terminate or modify any such Contract, provided that no representation is made whether consent of the other party is needed to an assignment of the Seller Contracts; or

                                       8.

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any of the Customer Assets.

Except as set forth in (d) above and as set forth in Part 2.11 of the Disclosure Schedule, the Seller is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with
(x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

     2.12 CLIENT ESCROW RESERVE. Part 2.12 of the Disclosure Schedule provides, on a Client-by-Client basis, the balance in Seller's client escrow reserve as of July 31, 2000, and, except as disclosed on Part 2.12 of the Disclosure Schedule, such balances have not changed since July 31, 2000, other than in the ordinary course of business.

     2.13 NO LITIGATION. No suit, action or legal, administrative, arbitration or other proceeding or, to Seller's Knowledge, no investigation by any governmental agency, is pending or, to Seller's Knowledge, has been threatened by or against Seller which would materially and adversely affect the ability of Seller to consummate the Acquisition or related transactions provided for in this Agreement.

     2.14 FULL DISCLOSURE. No representation or warranty by Seller contained in this Agreement, and no statement contained in any letter, certificate, schedule, exhibit, list or other writing furnished to Buyer by Seller in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All copies of all writings furnished to Buyer by Seller hereunder or in connection with the transactions contemplated hereby are true and complete.

     2.15 INVESTMENT REPRESENTATIONS. Seller understands that the Shares have not been registered under the Securities Act. Seller also understands that the Shares are being issued pursuant to an exemption from registration contained in the Securities Act based in part upon Seller's representations contained in the Agreement. Seller hereby represents and warrants as follows:

          (a) SELLER BEARS ECONOMIC RISK. Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Buyer so that it is capable of evaluating the merits and risks of its investment in Buyer and has the capacity to protect its own interests. Seller must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

          (b) ACQUISITION FOR OWN ACCOUNT. Seller is acquiring the Shares for Seller's own account for investment only, and not with a view towards their distribution.

          (c) SELLER CAN PROTECT ITS INTEREST. Seller represents that by reason of its, or of its management's, business or financial experience, Seller has the capacity to protect its own


                                       9.

interests in connection with the Acquisition. Further, Seller is aware of no publication of any advertisement in connection with the Acquisition or the issuance of the Shares.

          (d) ACCREDITED INVESTOR. Seller represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

          (e) BUYER INFORMATION. Seller had an opportunity to discuss Buyer's business, management and financial affairs with management of Buyer. Seller has also had the opportunity to ask questions of and receive answers from, Buyer and its management regarding the terms and conditions of this investment.

          (f) RULE 144. Seller acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Seller has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Buyer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

          (g) RESIDENCE. The office of Seller in which its investment decision was made is located at the address or addresses of Seller set forth herein.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF BUYER

         Except as set forth in the Disclosure Schedule with respect to specifically identified subsections of this Section 3, Buyer represents and warrants to Seller as follows:

     3.1 SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Buyer has made available to Seller accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Buyer with the SEC between January 1, 1999 and the date of this Agreement (the "Buyer SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of Buyer SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since June 30, 2000, there has not been any material adverse change in Buyer's business condition, assets, liabilities, operations, financial performance or prospects.

          (b) The consolidated financial statements contained in Buyer SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of


                                       10.

the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Buyer and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Buyer and its subsidiaries for the periods covered thereby.

     3.2 ORGANIZATION; AUTHORITY; BINDING NATURE OF AGREEMENT. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary action on the part of Buyer and its board of directors. No vote of Buyer's stockholders is needed to approve the Acquisition. Each of the Agreements constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 VALID ISSUANCE. The Shares issued by Buyer will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.4 BROKERS AND FINDERS. None of Buyer or any of its officers, directors, employees or agents has had dealings with any broker or finder in such a way as to incur, or has otherwise incurred, any liability for which Seller may ever be in any way responsible with respect to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     3.5 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of the Agreements or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of Buyer's certificate of incorporation or bylaws, or (ii) any resolution adopted by Buyer's board of directors or any committee of Buyer's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Buyer, or any of the assets owned or used by Buyer, is subject;

          (c) contravene or result in a violation of, or give any Governmental Body the right to revoke, terminate or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to Buyer's business;

          (d) contravene or result in a violation or breach of, or result in a default under, any provision of any Contract of Buyer, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract,
(ii) accelerate the maturity or performance of any such Contract, or (iii) cancel, terminate or modify any such Contract; or


                                       11.

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any of the Customer Assets.

Buyer is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

     3.6 NO LITIGATION. No suit, action or legal, administrative, arbitration or other proceeding or, to Buyer's Knowledge, no investigation by any governmental agency, is pending or, to Buyer's Knowledge, has been threatened by or against Buyer which would materially and adversely affect the ability of Buyer to consummate the Acquisition or related transactions provided for in this Agreement.

     3.7 FULL DISCLOSURE. No representation or warranty by Buyer contained in this Agreement, and no statement contained in any letter, certificate, schedule, exhibit, list or other writing furnished to the Seller in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All copies of all writings furnished to Seller hereunder or in connection with the transactions contemplated hereby are true and complete.

SECTION 4.        CONDUCT OF BUSINESS POST-CLOSING.

     4.1 CLIENT ESCROW RESERVE. Seller will deliver to each Client, with notice to Buyer, its client escrow reserve balance, on a Client by Client basis, on the earlier of (i) the termination of the contract with such Client or (ii) the changing of such Client's store link to Buyer.

     4.2 PHASE 2 CLIENT SITES. Seller will use commercially reasonable efforts to change the credit card processing for each Client to Buyer's merchant identification and credit card processor within 24 hours of Closing (and if Seller fails to change such credit card processing for all Clients within 24 hours, Seller shall continue its commercially reasonable efforts to do so until all Clients are changed as soon as possible). Upon making such change, a Client's site shall be referred to as a "Phase 2 Client Site." Seller agrees that Buyer shall have full ownership of all such funds received from Phase 2 Client Sites.

     4.3 OPERATION OF PHASE 2 CLIENT SITES. Phase 2 Client Sites will be hosted, operated and managed by Seller at substantially the same service levels as Seller prior to the Closing, except that for Phase 2 Client Sites Seller, shall:
(i) only maintain customer service hours from 7 a.m. until 11 p.m. weekdays and 8 a.m. until 5 p.m. weekends and holidays, Kansas City time; (ii) not provide any custom programming or site redesigns other than standard pricing and catalog updates; and (iii) not design and implement marketing programs. For each Phase 2 Client Site, Seller shall continue to provide (i) digital and physical fulfillment, (ii) client services and reporting, (iii) return and fraud management and (iv) customer service. The obligations of this Section 4.3 shall continue until the earlier of (i) the date such Clients have become Phase 3





                                       12.

Client Sites (as defined below), (ii) the date such Clients' contracts have been terminated at the direction of Buyer or (iii) December 31, 2000.

     4.4 COLLECTION OF SALES TAX. Seller shall collect sales tax in Minnesota, Connecticut and Washington for any sales for Phase 2 Client Sites.

     4.5 REPORTS ON PHASE 2 CLIENT SITES. On each business day following Closing, for each Phase 2 Client Site, Seller shall provide Buyer a report for such business day indicating by day and by Client, in a format reasonably acceptable to Buyer, the following:

          (a) credit card proceeds;

          (b) check or wire proceeds;

          (c) total proceeds;

          (d) product sales;

          (e) shipping and handling fees; and

          (f) sales tax collected (by state).

In addition, Seller shall provide Client Account Summary Reports for each Phase 2 Client Site to Buyer as reasonably required for Buyer to make Client payments.

     4.6 TERMINATION NOTICES. In the event a Client objects to the assignment of its Seller Contract to Buyer or does not sign a new customer contract with Buyer, if instructed by Buyer, Seller shall send termination notices to Clients, and following delivery of such termination notices, Seller shall terminate such Clients as soon as possible under the relevant Seller Contract, but in no event shall Seller be required to send such termination notice after December 31, 2000.

     4.7 PHASE 3 CLIENT SITES. Promptly on instruction from Buyer, Seller shall redirect Internet traffic from Client sites hosted on the Seller's system to a URL provided by Buyer. On the addition of such redirect, the site will be hosted on Buyer's system and will be considered a "Phase 3 Client Site." Seller shall retain the redirect until Buyer notifies Seller that such Client has created a link directly to Buyer, but in no event shall Seller be required to retain the redirect after December 31, 2000.

     4.8 COMPENSATION. Within 15 days following the end of each calendar month following Closing, Buyer will compensate Seller in cash for all Phase 2 Client Site services. The compensation for each calendar month will be calculated for each Phase 2 Client Site as follows:

          (a) shipping and handling fees collected by Buyer, plus

          (b) 50% of the net revenue (excluding any credit card reimbursement from the Client), less

          (c) check or wire proceeds collected by Seller.


                                       13.

In the event Buyer fails to compensate Seller as set forth above by the fifteenth day following the end of any calendar month, interest shall accrue on the amount unpaid at the rate of 1 1/2% per month until such amount is paid.

SECTION 5.        CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer to effect the Acquisition and otherwise consummate the transactions contemplated by this Agreement are subject, at Buyer's election, to the satisfaction, at or prior to the Closing, of each of the conditions set forth below. Notwithstanding the failure of any one or more of such conditions, Buyer may nevertheless proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that, as of the Closing Date, the Buyer has Knowledge of the failure of any of such conditions or the breach by Seller of any of the representations or warranties contained in this Agreement and nevertheless proceeds with Closing, Buyer shall be deemed to have waived for all purposes any rights or remedies it may have against Seller by reason of the failure of any such condition or the breach of any such representation or warranty; provided that Buyer by proceeding with the Closing shall not be deemed to have waived any rights or remedies it may have against Seller by reason of failure of any condition or for breach of any representation or warranty as to which the Buyer does not have Knowledge as of the Closing Date.

     5.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Seller in this Agreement and in each of the other agreements and instruments delivered to Buyer in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date (without giving effect to any update to the Disclosure Schedule).

     5.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Seller is required to comply with or perform at or prior to the Closing shall have been complied with and performed in all respects.

     5.3 AGREEMENTS AND DOCUMENTS. Buyer shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) an Escrow Agreement in the form of Exhibit D, executed by Seller;

          (b) a Noncompetition Agreement in the form of Exhibit C, executed by Seller and by Robert E. Fraser;

          (c) a legal opinion of Bryan Cave LLP, dated as of the Closing Date, in the form reasonably acceptable to Buyer;

          (d) a certificate executed by a the Secretary of Seller certifying that a true and correct copy of the certificate of incorporation, bylaws and resolutions of the Board of Directors


                                       14.

of Seller (and, if necessary shareholders) of Seller approving the Acquisition, as in effect on the Closing Date, are attached;

          (e) a certificate executed by the President or Chief Executive Officer of Seller certifying that the conditions set forth in Sections 5.1 and 5.2 have been satisfied (the "Seller's Closing Certificate"); and

          (f) a certificate of good standing issued by the Secretary of State of the State of Delaware, dated no more than 10 days prior to the Closing Date.

     5.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Acquisition that makes consummation of the Acquisition illegal.

     5.5 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Acquisition or seeking to prohibit or limit the exercise by Buyer of any material right pertaining to its ownership of the assets acquired hereby.

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller to effect the Acquisition and otherwise consummate the transactions contemplated by this Agreement are subject, at Seller's election, to the satisfaction, at or prior to the Closing, of the conditions set forth below. Notwithstanding the failure of any one or more of such conditions, Seller may nevertheless proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that as of the Closing Date the Seller has Knowledge of the failure of any of such conditions or the breach by Buyer of any of the representations or warranties contained in this Agreement and nevertheless proceeds with Closing, Seller shall be deemed to have waived for all purposes any rights or remedies it may have against Buyer by reason of failure of any condition or the breach of any such representation or warranty; provided that Seller by proceeding with the Closing shall not be deemed to have waived any rights or remedies it may have against Buyer by reason of failure of any condition or for breach of any representation or warranty as to which the Seller does not have Knowledge as of the Closing Date.

     6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Buyer in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date.

     6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Buyer are required to comply with or perform at or prior to the Closing shall have been complied with and performed in all respects.


                                       15.

     6.3 DOCUMENTS. Seller shall have received the following documents, each of which shall be in full force and effect:

          (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form reasonably acceptable to Seller;

          (b) an Escrow Agreement in the form of Exhibit D, executed by Buyer and a receipt or other evidence indicating that the Indemnification Escrow Shares have been delivered to the Escrow Agent;

          (c) a certificate executed by the President or Chief Executive Officer of Buyer certifying that the conditions set forth in Sections 6.1 and 6.2 have been satisfied (the "Buyer's Closing Certificate");

          (d) a certified copy of the resolution of the Buyer's board of directors approving and authorizing the Acquisition;

          (e) a certificate of good standing issued by the Secretary of State of the state of Delaware, dated no more than 10 days prior to the Closing Date; and

          (f) the stock certificates representing the Initial Shares.

     6.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Acquisition that makes consummation of the Acquisition illegal.

SECTION 7.        INDEMNIFICATION BY SELLER

     7.1 SURVIVAL OF REPRESENTATIONS.

          (a) The representations and warranties made by Seller (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in Seller Closing Certificate) shall survive the Closing and shall expire nine months following the Closing Date (the "Indemnification Period"); PROVIDED, HOWEVER, that if, at any time prior the end of the Indemnification Period, any Indemnitee (acting in good faith) delivers to Seller a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Seller (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section
7.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Indemnification Period until such time as such claim is fully and finally resolved.

          (b) The representations, warranties, covenants and obligations of Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.


                                       16.

          (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by Seller in this Agreement.

     7.2 INDEMNIFICATION BY SELLER. Except as otherwise provided in Section 5 of this Agreement, from and after the date hereof (but subject to Section 7.1(a)), Seller shall defend, hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in Seller Closing Certificate; (ii) any breach of any covenant or obligation of Seller; or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by an Indemnitee for the purpose of enforcing any of its rights under this Section 7); provided, however, that notwithstanding anything to the contrary herein, no amount shall be payable to Buyer in indemnification, unless the Damages exceed $25,000. In the event the aggregate amount of Damages exceeds $25,000, the Seller shall be liable for the entire amount of such Damages, but not more than $2,700,000; provided, however, that such limit shall be inapplicable in the event Damages arise from or are as a result of Seller's intentional or willful fraud.

     7.3 SATISFACTION OF INDEMNIFICATION CLAIM. In the event Seller has any liability (for indemnification or otherwise) to any Indemnitee under this
Section 7, Seller shall satisfy such liability first by delivering from Escrow to the Indemnitee the Escrow Shares. To the extent Escrow Shares are not available in Escrow to satisfy in full such liability, then such liability shall be satisfied, at the option of Seller, in cash or by delivery to Buyer of Shares (valued as set forth in the Escrow Agreement).

     7.4 DEFENSE OF THIRD PARTY CLAIMS AGAINST BUYER. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Buyer or against any other Person) with respect to which Seller may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 7, Seller shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Seller (with counsel reasonably acceptable to Buyer) so proceeds with the defense of any such claim or Legal Proceeding:

          (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by Seller;

          (b) Buyer shall make available to Seller any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

          (c) Seller shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of Buyer; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.


                                       17.

If Seller does not elect to assume the defense of such claim or Legal Proceeding, the Buyer shall defend such claim or Legal Proceeding at the cost and expense of Seller. Buyer shall give Seller prompt notice of the commencement of any such Legal Proceeding against Buyer; PROVIDED, HOWEVER, that any failure on the part of Buyer to so notify Seller shall not limit any of the obligations of Seller under this Section 7 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

SECTION 8.        INDEMNIFICATION BY BUYER

     8.1 SURVIVAL OF REPRESENTATIONS.

          (a) The representations and warranties made by Buyer (including the representations and warranties set forth in Section 3 and the representations and warranties set forth in Buyer Closing Certificate) shall survive the Closing and shall expire at the end of the Indemnification Period; PROVIDED, HOWEVER, that if, at any time prior the end of the Indemnification Period, Seller (acting in good faith) delivers to Buyer a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Buyer (and setting forth in reasonable detail the basis for Seller's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under
Section 8.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Indemnification Period until such time as such claim is fully and finally resolved.

          (b) The representations, warranties, covenants and obligations of Buyer, and the rights and remedies that may be exercised by Seller, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, Seller or any of its Representatives.

          (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by Buyer in this Agreement.

     8.2 INDEMNIFICATION BY BUYER. Except as otherwise provided in Section 6 of this Agreement, from and after the date hereof (but subject to Section 8.1(a)), Buyer shall defend, hold harmless and indemnify Seller from and against, and shall compensate and reimburse Seller for, any Damages which are directly or indirectly suffered or incurred by Seller or to which Seller may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 or in Buyer Closing Certificate; (ii) any breach of any covenant or obligation of Buyer; (iii) the Assumed Liabilities;
(iv) any Damages as a result of the assignment of the Seller Contracts without the consent of the other party thereto, other than Damages arising out of a breach by Seller of this Agreement, or (b) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" through "(iv)" above (including any Legal Proceeding commenced by Seller for the purpose of enforcing any of its rights under this Section 8).

     8.3 DEFENSE OF THIRD PARTY CLAIMS AGAINST SELLER. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding against Seller with respect to


                                       18.

which Buyer may become obligated to hold harmless, indemnify, compensate or reimburse Seller pursuant to this Section 8, Buyer shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Buyer (with counsel reasonably acceptable to Seller) so proceeds with the defense of any such claim or Legal Proceeding:

          (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by Buyer;

          (b) Seller shall make available to Buyer any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

          (c) Buyer shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of Seller; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

If Buyer does not elect to assume the defense of such claim or Legal Proceeding, then Seller shall defend such claim or Legal Proceeding at the cost and expense of Buyer. Seller shall give Buyer prompt notice of the commencement of any such Legal Proceeding against Seller; PROVIDED, HOWEVER, that any failure on the part of Seller to so notify Buyer shall not limit any of the obligations of Buyer under this Section 8 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

SECTION 9.        MISCELLANEOUS PROVISIONS

     9.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     9.2 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

     9.3 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     9.4 NOTICES. All notices and other communications required or permitted under this Agreement and the transactions contemplated hereby shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged, or upon the next "Business Day" (meaning a day, other than a Saturday or a Sunday, or a federal holiday upon which offices of the federal government are not open for business) following receipt of facsimile transmission or delivery by a nationally recognized courier, or upon the fifth day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below:

                                       19.

          (a) If to Buyer:

                           DIGITAL RIVER, INC.
                           9625 West 76th Street, Suite 150
                           Eden Prairie, Minnesota  55344
                           Attention:       Perry Steiner
                           Telephone:       (612) 253-1234
                           Facsimile:       (612) 253-8497

          with a copy (not constituting notice) to:

                           COOLEY GODWARD LLP
                           One Maritime Plaza, 20th Floor
                           San Francisco, CA  94111
                           Attention:       Michael Sullivan, Esq.
                           Telephone:       (415) 693-2000
                           Facsimile:       (415) 951-3699

          (b) If to Seller:

                           NETSALES, INC.
                           8500 West 110th Street, Suite 600
                           Overland Park, KS 66210
                           Attention:       Dennis Krause
                           Telephone:       (913) 469-5900
                           Facsimile:       (913) 253-1203

          with a copy (not constituting notice) to:

                           BRYAN CAVE LLP
                           3500 One Kansas City Place
                           1200 Main Street
                           Kansas City, MO  64105
                           Attention:       James Pryde, Esq.
                           Telephone:  (816) 374-3205
                           Facsimile:  (816) 374-3300

Any party may alter the address to which its communications are to be sent by giving notice of such change in conformity with the provisions of this Section
9.4 for the giving of notice

     9.5 CONFIDENTIALITY. On and at all times after the Closing Date, Seller and Buyer shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in Seller's or Buyer's possession that relates to the business of the other party.

     9.6 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.


                                       20.

     9.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     9.8 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     9.9 SUCCESSORS AND ASSIGNS. Buyer and Seller may not assign this Agreement without the written consent of the other party; provided, however, (i) Buyer may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 7), in whole or in part, to any other Person, in connection with the sale of all or any material portion of the Customer Assets, without obtaining the consent or approval of any other party hereto or of any other Person and (ii) Seller may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 8), in connection with a sale of all or substantially all of Seller's assets, without obtaining the consent or approval of any other party hereto or of any other Person. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     9.10 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

     9.11 WAIVER.

          (a) Except as otherwise provided in Articles 5 and 6 of this Agreement, no failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) Except as otherwise provided in Articles 5 and 6 of this Agreement, no Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.


                                       21.

     9.12 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     9.13 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     9.14 ENTIRE AGREEMENT. This Agreement, the Schedules, Exhibits, instruments and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Mutual Confidentiality Agreement executed by and between Buyer and Seller on August 11, 2000 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the date on which such Mutual Confidentiality Agreement is terminated in accordance with its terms.

     9.15 CONSTRUCTION.

          (a) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (b) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     9.16 PUBLICITY. The parties agree not to issue any press release or similar publicity concerning the Acquisition until the press release in the form attached hereto as Exhibit E, is released on or after August 24, 2000. The parties will work in a positive manner together and in no event will any executive officer of either party make any negative statements about the other party regarding the Acquisition or the Customer Assets.




                                       22.

         The parties hereto have caused this Agreement to be executed and delivered as of August 24, 2000.

                                        DIGITAL RIVER, INC.,
                                         a Delaware corporation

                                        By:   /s/ JOEL A. RONNING
                                            --------------------------
                                        Name:   JOEL A. RONNING
                                             --------------------------
                                        Title:   CHIEF EXECUTIVE OFFICER
                                              --------------------------
                                        NETSALES, INC.
                                         a Delaware corporation

                                        By: /s/ DENNIS M. KRAUSE
                                           --------------------------
                                        Name:      DENNIS M. KRAUSE
                                             --------------------------
                                        Title:   CHIEF FINANCIAL OFFICER
                                              --------------------------



                                       23.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         "AGREEMENT" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         "CLIENT" shall mean each of the clients of Seller that are counter-parties to Seller in Seller Contracts.

         "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         "DAMAGES" shall include any loss, damage, injury, decline in value, liability, claim, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         "DISCLOSURE SCHEDULE" shall mean the schedule (dated as of the date of the Agreement) delivered to Buyer on behalf of Seller, and delivered to Seller on behalf of Buyer.

         "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "ESCROW" shall mean the escrow established pursuant to the Escrow Agreement.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "GAAP" shall mean generally accepted accounting principles.

         "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

                                       1.

         "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

         "INDEMNITEES" shall mean the following Persons: (a) Buyer; (b) Buyer's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

         "KNOWLEDGE" shall mean, with respect to any party, the actual knowledge (without any duty to investigate) of the executive officers of such party.

         "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body, including, but not limited to, any bulk transfer laws.

         "MATERIAL ADVERSE EFFECT" means a violation or other matter will be deemed to have a "Material Adverse Effect" on Seller if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in Seller Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on Seller's business, condition, assets, liabilities, operations, financial performance or prospects.

         "PERSON" shall mean any individual, entity or Governmental Body.

         "RELATED PARTY" shall mean: (i) each individual who is, or who has at any time since December 31, 1997 been, an officer of Seller; (ii) each member of the immediate family of each of the individuals referred to in clauses "(i)"; and (iii) any trust or other entity (other than Seller) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest).

         "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         "REVENUES" shall mean receipts from sale of software products, net of returns and refunds, less payments to software publisher clients, excluding the credit card fees reimbursed by


                                       2.

software publisher clients. Revenues are defined on a net basis, in accordance with Generally Accepted Accounting Principles, or GAAP.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLER CONTRACT" shall mean any Contract related to the Customer
Assets: (a) to which Seller is a party and (b) by which Seller or the Customer Assets is or may become bound or under which Seller has, or may become subject to, any obligation.

         "SELLER REVENUE" shall mean Revenues associated with Seller Contracts for the month ended July 31, 2000, as set forth on Exhibit B to this Agreement.



                                       3.

================================================================================

                            ASSET PURCHASE AGREEMENT

                                 by and between:

                              DIGITAL RIVER, INC.,

                             a Delaware corporation;

                                       and

                                NET SALES, INC.,

                             a Delaware corporation;

                           ---------------------------

                           Dated as of August 24, 2000

================================================================================

                                    EXHIBITS



Exhibit A         -        Certain Definitions

Exhibit B         -        Schedule of Seller Contracts,  Seller Revenue and Weighted Percentage of Seller
                           Revenue for the Top 50 Clients and for the Number 51-100 Clients

Exhibit C         -        Form of Noncompetition Agreement

Exhibit D         -        Form of Escrow Agreement

Exhibit E         -        Form of Press Release (Seller)

Exhibit F         -        Form of Press Release (Buyer)



                                      iv.

                                TABLE OF CONTENTS


                                                                                                               PAGE



SECTION 1.        DESCRIPTION OF TRANSACTION......................................................................1

         1.1      Assets to be Transferred........................................................................1

         1.2      Excluded Assets.................................................................................1

         1.3      Liabilities to be Assumed.......................................................................2

         1.4      Purchase Price..................................................................................2

         1.5      Closing.........................................................................................2

         1.6      Earn-out........................................................................................3

         1.7      Post Closing Adjustment for Returns.............................................................4

         1.8      Resale Shelf; Agreement Not to Sell.............................................................5

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF SELLER........................................................5

         2.1      Due Organization; Good Standing; No Subsidiaries................................................5

         2.2      Absence of Changes..............................................................................6

         2.3      Title to Assets.................................................................................6

         2.4      Contracts.......................................................................................6

         2.5      Compliance with Legal Requirements..............................................................7

         2.6      Related Party Transactions......................................................................7

         2.7      Legal Proceedings; Orders.......................................................................7

         2.8      Customers.......................................................................................8

         2.9      Brokers and Finders.............................................................................8

         2.10     Authority; Binding Nature of Agreement..........................................................8

         2.11     Non-Contravention; Consents.....................................................................8

         2.12     Client Escrow Reserve...........................................................................9

         2.13     No Litigation...................................................................................9

         2.14     Full Disclosure.................................................................................9

         2.15     Investment Representations......................................................................9

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF BUYER........................................................10

         3.1      SEC Filings; Financial Statements..............................................................10

         3.2      Organization; Authority; Binding Nature of Agreement...........................................11

         3.3      Valid Issuance.................................................................................11

         3.4      Brokers and Finders............................................................................11


                                       i.

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                PAGE

         3.5      Non-Contravention; Consents....................................................................11

         3.6      No Litigation..................................................................................12

         3.7      Full Disclosure................................................................................12

SECTION 4.        CONDUCT OF BUSINESS POST-CLOSING...............................................................12

         4.1      Client Escrow Reserve..........................................................................12

         4.2      Phase 2 Client Sites...........................................................................12

         4.3      Operation of Phase 2 Client Sites..............................................................12

         4.4      Collection of Sales Tax........................................................................13

         4.5      Reports on Phase 2 Client Sites................................................................13

         4.6      Termination Notices............................................................................13

         4.7      Phase 3 Client Sites...........................................................................13

         4.8      Compensation...................................................................................13

SECTION 5.        CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER...................................................14

         5.1      Accuracy of Representations....................................................................14

         5.2      Performance of Covenants.......................................................................14

         5.3      Agreements and Documents.......................................................................14

         5.4      No Restraints..................................................................................15

         5.5      No Legal Proceedings...........................................................................15

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER..................................................15

         6.1      Accuracy of Representations....................................................................15

         6.2      Performance of Covenants.......................................................................15

         6.3      Documents......................................................................................16

         6.4      No Restraints..................................................................................16

SECTION 7.        INDEMNIFICATION BY SELLER......................................................................16

         7.1      Survival of Representations....................................................................16

         7.2      Indemnification by Seller......................................................................17

         7.3      Satisfaction of Indemnification Claim..........................................................17

         7.4      Defense of Third Party Claims Against Buyer....................................................17

SECTION 8.        INDEMNIFICATION BY BUYER.......................................................................18

         8.1      Survival of Representations....................................................................18


                                       ii.

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                PAGE

         8.2      Indemnification by Buyer.......................................................................18

         8.3      Defense of Third Party Claims Against Seller...................................................18

SECTION 9.        MISCELLANEOUS PROVISIONS.......................................................................19

         9.1      Further Assurances.............................................................................19

         9.2      Fees and Expenses..............................................................................19

         9.3      Attorneys' Fees................................................................................19

         9.4      Notices........................................................................................19

         9.5      Confidentiality................................................................................20

         9.6      Headings.......................................................................................20

         9.7      Counterparts...................................................................................21

         9.8      Governing Law..................................................................................21

         9.9      Successors and Assigns.........................................................................21

         9.10     Remedies Cumulative; Specific Performance......................................................21

         9.11     Waiver.........................................................................................21

         9.12     Amendments.....................................................................................22

         9.13     Severability...................................................................................22

         9.14     Entire Agreement...............................................................................22

         9.15     Construction...................................................................................22

         9.16     Publicity......................................................................................22



                                      iii.